Exhibit 99.1

N E W S B U L L E T I N FROM:	RE: Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION

AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	AT FINANCIAL RELATIONS BOARD: Tricia Ross Analyst Contact (213) 486-6544

IMMEDIATE RELEASE:

OCTOBER 29, 2008

HEADWATERS INCORPORATED ANNOUNCES

BALANCE SHEET CHANGES FOR ITS FOURTH QUARTER

FISCAL 2008

SOUTH JORDAN, UTAH, October 29, 2008 (NYSE: HW) – HEADWATERS INCORPORATED (NYSE: HW) announced today that it completed its annual goodwill impairment test required by generally accepted accounting principles. As a result of the depressed residential housing and remodeling markets, the Company will partially write down the goodwill related to its building products segment.

Headwaters’ audit committee recently concluded that a charge to goodwill was required. The non-cash impairment charge totaled $205.0 million and will be recorded in Headwaters’ September quarter and fiscal 2008 year-end results. A charge to goodwill is a balance sheet adjustment that does not affect Headwaters’ cash position, cash flow from operating activities, senior debt covenants, or have any impact on future operations.

“Our building products segment has been directly impacted by the significant decline in the new housing and residential remodeling markets, thus causing a partial goodwill impairment. During the September quarter, Headwaters paid $35 million to retire the entire balance on its revolving credit line in addition to pre-paying $10 million on its senior secured debt. We also ended our September 30 fiscal year-end with approximately $20 million of cash,” said Steven G. Stewart, Headwaters Chief Financial Officer. “While the outlook for 2009 in our building products segment continues to reflect a depressed residential housing and remodeling market, we anticipate substantial growth and cash flow in our coal cleaning segment, offsetting the weakness in building products.”

Headwaters will report its complete fourth quarter and fiscal 2008 year-end results before market open, November 4, 2008. The Company will host a conference call to review the complete financial results beginning at 9:00 a.m. MDT/11:00 a.m. EDT. The call will be available live via the Internet by accessing Headwaters’ web site at www.headwaters.com and clicking on the Investor Relations section. To listen to the live broadcast, please go to the web site a least fifteen minutes early to register, download, and install any necessary audio software.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its energy, coal combustion products, and building products businesses, the Company earns a revenue stream that helps to provide the capital to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “plans,” variations of such words and similar expressions, are intended to help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and alternative energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2007, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.